REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Vector Intersect Security Acquisition Corp.

We have audited the accompanying balance sheets of Vector Intersect Security Acquisition Corp. (a corporation in the development stage) as of December 31, 2006 and May 1, 2007, and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the year ended December 31, 2006, for the periods from January 1 to May 1, 2007 and from July 19, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vector Intersect Security Acquisition Corp as of December 31, 2006 and May 1, 2007, and the results of its operations and its cash flows for the year ended December 31, 2006 and for the periods from January 1 to May 1, 2007 and from July 19, 2005 (inception) to December 31, 2006, in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

May 7, 2007

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)
Balance Sheet

	December 31, 2006	May 1, 2007
ASSETS

Current assets:
Cash	$24,279	$304,540
Investment in trust account	—	58,030,000
Total current assets	24,279	58,334,540
Deferred offering costs	432,338	—
Total assets	$456,617	$58,334,540

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
Deferred underwriting fees	—	2,340,000
Accounts payable and accrued expenses	182,550	232,845
Accrued interest on notes payable, stockholders	13,157	16,969
Due to stockholders	31,769	31,769
Notes payable, stockholders	348,791	348,791
Total current liabilities	576,267	2,970,374

Common Stock, subject to possible redemption, 1,462,499 shares, at redemption price of $7.62 per share	$—	$11,144,242

Commitments and Contingencies

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $0.001 par value
Authorized 1,000,000 shares; none issued	—	—
Common stock, $0.001 par value
Authorized 50,000,000 shares
Issued and outstanding 1,875,000 shares and 9,375,000 at
December 31, 2006 and May 1, 2007	1,875	9,375
Additional paid-in-capital	23,125	44,420,200
Deficit accumulated during the development stage	(144,650)	(209,651)
Total stockholders' equity (deficiency)	(119,650)	44,219,924
Total liabilities and stockholders' equity (deficiency)	$456,617	$58,334,540

See notes to financial statements.

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)
Statement of Operations

	For the Year ended December 31, 2006	January 1, 2007 To May 1, 2007	For the period from July 19, 2005 (inception) to May 1, 2007

Operating expenses	$67,394	$61,189	$192,682

Interest expense - related party	10,140	3,812	16,969

Net loss for the period	(77,534)	(65,001)	$(209,651)

Weighted average shares outstanding -
basic and diluted	1,875,000	1,946,281	1,888,229

Net loss per share	$(0.04)	$(0.03)	$(0.11)

See notes to financial statements.

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)
Statement of Stockholders Equity (deficiency)

	Common Stock
	Shares	Amount	Additional Paid-in capital	Deficiency Accumulated During the Development Stage	Total Stockholders’ Equity (Deficiency)
Common shares issued
July 19, 2005 at (inception) at $0.0133	1,875,000	$1,875	$23,125	$—	$25,000

Net loss for the period	—	—	—	(67,116)	(67,116)
Balances at December 31, 2005	1,875,000	1,875	23,125	(67,116)	(42,116)

Net loss for the period	—	—	—	(77,534)	(77,534)
Balances at December 31, 2006	1,875,000	1,875	23,125	(144,650)	(119,650)

Proceeds of private placement- April 25, 2007	187,500	187	1,499,813		1,500,000

Common shares issued May 1, 2007 @ $8 per share	7,312,500	7,313	58,492,687		58,500,000

Expenses of the Offering			(4,451,183)		(4,451,183)

Proceeds subject to possible redemption of 1,462,499 shares			(11,144,242)		(11,144,242)

Net loss for the period				(65,001)	(65,001)
Balances at May 1, 2007	9,375,000	$9,375	$44,420,200	$(209,651)	$44,219,924

See notes to financial statements.

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)
Statement of Cash Flows

	For the Year ended December 31, 2006	January 1, 2007 to May 1, 2007	For the period from July 19, 2005 (inception) to May 1, 2007

Cash flows from operating activities:
Net loss	$(77,534)	$(65,001)	$(209,651)
Adjustments to reconcile net loss to net cash provided
by operating activities:
Changes in:
Insurance premium refund receivable	18,903	—	—
Accounts payable and accrued expenses	67,684	37,962	106,012
Accrued interest on notes payable, stockholders	10,140	3,812	16,969

Net cash provided by (used in) operating activities	19,193	(23,227)	(86,670)

Cash flows from Investment activities:
Payment to trust account	—	(58,030,000)	(58,030,000)
Net cash used in investing activities	—	(58,030,000)	(58,030,000)

Cash flows from financing activities:
Proceeds from advances from stockholder	8,820	—	8,820
Proceeds from sale of shares of common stock	—	—	25,000
Proceeds from notes payable, stockholders	143,791	—	348,791
Proceeds from private placement	—	1,500,000	1,500,000
Proceeds from initial public offering	—	58,500,000	58,500,000
Payment of expenses of offering	(157,186)	(1,666,512)	(1,961,401)

Net cash provided by (used in) financing activities	(4,575)	58,333,488	58,421,210

Net increase in cash	14,618	280,261	304,540

Cash at the beginning of the period	9,661	24,279	—

Cash at the end of the period	$24,279	$304,540	$304,540

Supplemental Disclosure of non-cash financing activities
Accrual of deferred offering costs	$132,449	$2,352,333	$2,489,782

See notes to financial statements.

Vector Intersect Security Acquisition Corporation

(a corporation in the development stage)

Notes to Financial Statements

1. Organization, Proposed Business Operations and Summary of Significant Accounting Policies

Nature of Operations

Vector Intersect Security Acquisition Corporation (the “Company”) was incorporated in Delaware on July 19, 2005 as a blank check company, the objective of which is to acquire, through merger, capital stock exchange, asset acquisition or other similar Business Combination (as defined below), one or more businesses in the homeland security, national security and/or command and control industries.

On May 1, 2007, the Company had not yet commenced any commercial operations. All activity through May 1, 2007 relates to the Company’s formation and the public and private offerings described below. The Company has elected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (the “Public Offering”) was declared effective on April 25, 2007. The Company completed a private placement (the “Private Placement”) and received gross proceeds of $1,500,000 on April 25, 2007. The Company consummated the Public Offering on May 1, 2007 and received gross proceeds of $58,500,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Private Placement and the Public Offering (collectively the “Offerings”) (as described in Note 2), although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination with a target company. As used herein, a “target business” shall include an operating business in the homeland security or defense industries, or a combination thereof, and a “business combination” shall mean the acquisition by the Company of such a target business. There is no assurance that the Company will be able to effect a business combination successfully.

Of the proceeds of the Offerings, $58,030,000 is being held in a trust account (“Trust Account”) at JP MorganChase, New York, New York, maintained by American Stock Transfer & Trust Company, the Company’s transfer agent. This amount includes the net proceeds of the Public Offering and the Private Placement, and $2,340,000 of deferred underwriting compensation fees (the “Discount”) which will be paid to Rodman & Renshaw, LLC if, and only if, a business combination is consummated. The funds in the Trust Account will be invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Trust Account as part of a plan of dissolution and liquidation approved by our stockholders. Up to $1,500,000 of interest income on the Trust Account may be used to fund the Company’s working capital requirements including payments for legal, accounting, due diligence on prospective acquisitions and continuing general and administrative expenses..

The Company, after signing a definitive agreement for the acquisition of a target business, will submit each such transaction for stockholder approval. In the event (i) the Business Combination is not approved by a majority of the shares of common stock or (ii) 20% or more of the shares of common stock held by the public stockholders vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

With respect to the first Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem its, his or her shares. The per share redemption price will equal the amount in the Trust Fund, plus interest (net of taxes payable and net of up to $1,500,000 of interest income on the Trust Fund that may be used to fund the Company’s working capital) calculated as of two business days prior to the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Public Offering. Accordingly, Public Stockholders holding approximately 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by the Initial Stockholders.

The Company has agreed to a mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the Warrants (as defined below) contained in the Units (as defined below) which were offered in the Offerings discussed in Note 3).

Income Taxes

The Company recorded a deferred tax asset of $49,181 and $71,281, respectively, at December 31, 2006 and May 1, 2007, for the tax effect of temporary differences, aggregating $144,650 and 209,651 respectively for the periods ending on December 31, 2006 and May 1, 2007. In recognition of the uncertainty regarding the ultimate amount of income tax benefits it will realize, the Company has recorded a valuation allowance equal to 100% of the deferred tax asset at December 31, 2006 and May 1, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

On January 1, 2007 the company adopted, FASB issue Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in tax positions recognized in a company’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 requires that the impact of a tax position be recognized in the financial statements if it is more likely than not that the tax position will be sustained on tax audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition of tax positions that do not meet the “more likely than not” standard, classification of tax assets and liabilities, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 had no effect on our financial condition or results of operations.

We recognize interest and penalties related to uncertain tax positions in income tax expense. The tax years 2005 and 2006 remain open to examination by the major taxing jurisdictions to which we are subject.

Loss Per Common Share
Loss per share has been computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

The effect of the 7,500,000 outstanding warrants issued in connection with our initial public offering and the private placement described in note 3 has not been considered in the diluted earnings per share since the effect of their inclusion is anti-dilutive during the period ended May 1, 2007.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
For comparability, certain 2006 amounts have been reclassified, where appropriate, to conform to the financial statement presentation at May 1, 2007.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material affect on the accompanying financial statements.
2. Commitments

In connection with the Public Offering the Company has agreed to sell to the representative of the underwriter, for $100, an option to purchase up to a total of 731,250 Units. The Units issuable upon exercise of this option are identical to those offered to the public, except that the Warrants underlying this option are exercisable at $5.50 (110% of the exercise price of the Warrants included in the units sold in the Public Offering). This option is exercisable at $8.80 per unit commencing on the later of the consummation of a Business Combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 731,250 units, the 731,250 shares of common stock and the 731,250 Warrants underlying such units, and the 731,250 shares of common stock underlying such Warrants, have been deemed compensation by the National Association of Securities Dealers (“NASD”) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealers participating in the offering and their bona fide officers or partners.

The Company has accounted for this purchase option as a cost of raising capital and will include the instrument as equity in the financial statements. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale when it is received. The Company estimated, based upon a Black-Scholes model, that the fair value of the purchase option on the date of sale is approximately $3.40 per unit (or $2,486,250 in the aggregate), using an expected life of 5 years, volatility of 44%, and a risk-free rate of 5%. However, because the Company’s units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is derived using historical date of public companies in the proposed industry. The Company believes the volatility estimate calculated from these companies is a reasonable benchmark to use in estimating the expected volatility of our units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of five years was used in the calculation, if the Company does not consummate a Business Combination with the prescribed time period and it liquidates, the option will become worthless.

The Company has engaged the representative of the underwriters, on a non-exclusive basis, as an agent for the solicitation of target for a Business Combination. The Company has agreed to pay the representative of the underwriters a transaction fee in cash equal to 3% of the aggregate consideration paid by the Company in a Business Combination with a target business the representative of the underwriters introduces to the Company, if such Business Combination is consummated within twenty-four months of such introduction.

The Company has engaged the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative of the underwriter for bona fide services rendered a commission equal to 3% of the exercise price for each Warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the representative. In addition to soliciting, either orally or in writing, the exercise of the Warrants, the representative’s services may also include disseminating information, either orally or in writing, to Warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the Warrants. No compensation will be paid to the representative upon the exercise of the Warrants if:
• The market price of the underlying shares of common stock is lower than the exercise price;
• The holder of the Warrants has not confirmed in writing that the representative solicited the exercise;
• The Warrants are held in a discretionary account;
• The Warrants are exercised in an unsolicited transaction; or
• The representative has not provided to the holder of the Warrants solicited for exercise, a copy of the prospectus with respect to the shares of common stock underlying the Warrants.

The Company has engaged Selway Partners LLC, an entity with which several of the Company’s officers and directors are affiliated, an aggregate monthly fee of $7,500 for certain administrative, technology, bookkeeping and secretarial services, as well as the use of limited office space in New Jersey.

3. Offerings

On April 25 the company sold 187,500 units in a Private Placement, and on May 1, 2007 the Company sold 7,312,500 units in a Public Offering collectivity (the “Units”). Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one common stock purchase warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 per share (which Warrant may be exercised on a cashless basis) commencing the later of (a) one year from the effective date of the Public Offering; or (b) the completion of a Business Combination with a target business and expiring four years from the date of the prospectus (unless earlier redeemed). The Warrant is redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrant becomes exercisable, only in the event that (a) the last sales price of the common stock is at least $11.50 per share for any 20 trading days within a 30-trading-day period ending on the third business day prior to date on which notice of redemption is given.

The Company will use its best efforts to cause a registration statement to become effective on or prior to the commencement of the Warrant exercise period and to maintain the effectiveness of such registration statement until the expiration of the Warrants The Warrants may not be exercised in the absence of an effective registration statement, and, in the event that the Company is unable to maintain the effectiveness of such registration statement until the expiration of the Warrants, and therefore is unable to deliver registered shares, the Warrants may expire unexercised and worthless. In no event will the Company be required to net-cash settle the Warrants. Accordingly, the Company has determined that the Warrants should be classified in stockholders’ equity upon issuance in accordance with the guidance in EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

4. Offering Costs

Offering costs consist of legal, auditing, regulatory filing, underwriting fees and other costs incurred related to the Offerings that was charged to stockholders’ equity upon receipt of the capital raised.

5. Due to Stockholder
In March 2006 and in September 2006 a stockholder advanced the Company a total of $8,820 and $22,950 respectively for operating expenses. The advance is non-interest bearing and is due on demand.
6. Notes Payable, Stockholders

In addition to their purchase of the Company’s common stock, two of the Company’s stockholders have advanced the Company an aggregate of $205,000 in exchange for unsecured promissory notes. The notes bear interest at a rate of 4% per annum with principal and accrued interest due no later than the first anniversary of the initial public offering of the Company.

The Company issued two additional notes with an aggregate principal amount of $143,791 to SCP Private Equity Management Company, LLC. The notes bear interest at a rate of 5.5% per annum with principal and accrued interest due no later than the first anniversary of the initial public offering of the Company.

Due to the short-term nature of the notes, the fair value of the notes approximates their carrying value.
7. Common Stock
On June 7, 2006, the Company effected a 1 for 2.5 reverse stock split. The Company’s financial statements give retroactive effect to such stock split.

8. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights, preferences, privileges and restrictions as may be determined from time to time by the Company’s board of directors.